EXHIBIT 4.13
                                                                    ------------

                  [LOCATEPLUS HOLDINGS CORPORATION LETTERHEAD]


                                  July 22, 2002


Marcia Margiotta



     RE: WAIVER AND AMENDMENT TO CONVERTIBLE TERM PROMISSORY NOTE



Dear Ms. Margiotta:

     Reference is hereby made to a certain Convertible Term Promissory Note by and between LocatePLUS Holdings Corporation (the "Company") and Marcia Margiotta, or her assigns (the "Holder") dated March 9, 2001 (the "Note"). Terms not defined in this letter shall have the meaning set forth in the Note.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

     1. The Holder of the Note waives current repayment of principal under the Note; PROVIDED, THAT, such Interest due pursuant to the terms of the Note shall be paid in full on each of the Interest Installment Dates.

     2. The Holder and the Company agree to convert the Note to a convertible demand promissory note.

     3. The Holder and the Company agree to amend the defined term "Maturity" to read as follows:

         "Maturity" means upon demand by the Holder and presentment of the Note to the Company.


     In all other regards, the Note is hereby ratified and confirmed.

     This agreement may be signed in various counterparts that together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and the Holder.


AGREED, AS OF JULY 23, 2002.



                               LOCATEPLUS HOLDING CORPORATION

                               By:  /s/ Jon R. Latorella
                                    ---------------------------------------
                                    Jon R. Latorella
                                    President and Chief Executive Officer



                               HOLDER

                               By:  /s/ Marcia Margiotta
                                    ---------------------------------------
                                    Marcia Margiotta